Exhibit 99.1

iMedia Brands Reports Third Quarter 2022 Results

ShopHQ Relaunched on Dish Network on November 21

iMedia Strengthens Balance Sheet - Signs $48 million Sale-Leaseback Letter of Intent

MINNEAPOLIS, MN – November 22, 2022 – iMedia Brands, Inc. (the “Company” or “iMedia”) (NASDAQ: IMBI, IMBIL) today announced results for the third quarter ended October 29, 2022.

CEO Commentary – Tim Peterman, CEO

“Tough economic conditions increasingly distract consumers; therefore, our priority is to ensure we strengthen our balance sheet and build our core businesses to serve our customers.

Our 2022 debt & liquidity management plan is ahead of schedule. On November 8 we executed a letter of intent with a real estate investment firm to sell three of iMedia’s four buildings for gross proceeds of $48 million in a sale-leaseback transaction. We plan to use our net operating loss carryforwards to offset the taxable gain. Our use of proceeds plan is to retire existing debt, including the $28.5 million Green Lake term loan, and increase working capital. We remain confident this transaction will close in Q4.

For the seventh successive quarter, iMedia posted year-over-year customer file growth in Q3, this time 15%. This KPI proves that our strategy of increasing our Q3 promotional activity in our core businesses was successful.

In light of the short-term challenges we faced with the DISH carriage disruption on ShopHQ and the negative impacts from the Ukraine and Russia conflict on 1-2-3.tv, our Q3 net sales only declined 6% year-over-year. In short, our unique media strategy of building television networks supported by three distinct revenue streams, T-commerce, ecommerce, and advertising, provides us with a competitive advantage in today’s crowded media landscape.

As we announced yesterday, ShopHQ relaunched on the DISH Network, ending the six-month carriage disruption pressuring our financial performance. DISH customers can once again engage with their favorite ShopHQ hosts and brands on the same channel location as before.”

Third Quarter and Year-To-Date 2022 Financial Highlights:

•	Q3 Net sales were $123 million, a 5.7% decrease over the same prior year period, primarily driven by ShopHQ’s year-over-year net sales decline from the carriage disruption with DISH. Year-to-date net sales were $411 million, a 15.0% increase over the same prior year period.

•	Q3 Gross margin was 41.8%, roughly flat to the same prior year period. Year-to-date gross margin was 39.2%, a 231 basis-point decline compared to the same prior year period, primarily driven by 1-2-3.tv’s lower margin posted in the first half of 2022.

•	Q3 Net loss was $21.3 million, compared to a $9.5 million Net loss for the same prior year period. The $11.8 million increase in Net loss was primarily driven by the Company’s capital allocation decision to terminate its Shaq licensing agreement, resulting in a $10 million non-cash write-off during the quarter.

•	Adjusted EBITDA was $8.6 million, a 14% decrease over the same prior year-period. This decrease was primarily driven by our year-over-year net sales decline from the carriage disruption with DISH.

Consolidated Third Quarter and Year-to- Date 2022 Results:

	For the Three-Month Periods Ended			For the Nine-Month Periods Ended
	October 29, 2022	October 30, 2021	Change	October 29, 2022	October 30, 2021	Change
Net Sales	$123.3	$130.7	(6)%	$411.0	$357.3	15%
Gross Margin %	41.8%	41.6%	13 bps	39.2%	41.5%	(231	)bps
Net loss attributable to non-controlling interest	$-	$-	-	$(0.4)	$(0.3)	(47)%
Net loss attributable to shareholders	$(21.3)	$(9.5)	(124)%	$(45.9)	$(17.0)	(170)%
EPS	$(0.72)	$(0.44)	(64)%	$(1.77)	$(0.91)	(95)%
Adjusted EBITDA	$8.6	$10.1	(14)%	$22.9	$26.5	(14)%

Segment Third Quarter and Year-to-Date 2022 Highlights:

	For the Three-Month Period Ended				For the Three-Month Period Ended
	October 29, 2022				October 30, 2021
			Media				Media
		Consumer	Commerce			Consumer	Commerce
	Entertainment	Brands	Services	Consolidated	Entertainment	Brands	Services	Consolidated
Net Sales	$101.2	$9.5	$12.6	$123.3	$105.5	$13.7	$11.5	$130.7
Gross Profit	$42.6	$5.4	$3.5	$51.5	$44.4	$6.6	$3.4	$54.4
Operating Income (Loss)	$(19.3)	$2.1	$1.9	$(15.3)	$(6.8)	$0.3	$0.5	$(6.0)
Adjusted EBITDA	$3.3	$2.8	$2.6	$8.6	$7.3	$0.8	$2.0	$10.1

	For the Nine-Month Period Ended				For the Nine-Month Period Ended
	October 29, 2022				October 30, 2021
			Media				Media
		Consumer	Commerce			Consumer	Commerce
	Entertainment	Brands	Services	Consolidated	Entertainment	Brands	Services	Consolidated
Net Sales	$341.6	$32.6	$36.8	$411.0	$313.5	$29.2	$14.6	$357.3
Gross Profit	$135.1	$16.2	$10.0	$161.3	$129.0	$14.7	$4.7	$148.4
Operating Income (Loss)	$(41.4)	$6.6	$4.2	$(30.6)	$(11.6)	$0.9	$0.3	$(10.4)
Adjusted EBITDA	$8.2	$8.0	$6.7	$22.9	$20.9	$3.7	$2.0	$26.5

Entertainment & Consumer Brands Segments’ Third Quarter and Year-to-Date 2022 Key Operating Metrics:

Entertainment + Consumer Brands
	For the Three-Month Periods Ended				For the Nine-Month Periods Ended
	October 29,	October 30,			October 29,	October 30,
Description	2022	2021	Change		2022	2021	Change
Net Units (000s)	2,418	1,986	22%		8,671	5,261	65%
Average Selling Price (ASP)	$41	$55	(25)%		$39	$59	(34)%
Return Rate %	16.0%	15.8%	17	bps	17.2%	16.0%	122	bps
Total Customers - 12 Month Rolling (000s)	1,416	1,229	15%

Entertainment + Consumer Brands
	For the Three-Month Periods Ended				For the Nine-Month Periods Ended
% of Net Merchandise Sales by Category	October 29, 2022	October 30, 2021	Change		October 29, 2022	October 30 ,2021	Change
Jewelry & Watches	34%	35%	(121	)bps	37%	40%	(303	)bps
Home & Consumer Electronics	22%	16%	560	bps	19%	15%	400	bps
Beauty & Health	21%	25%	(362	)bps	20%	24%	(426	)bps
Fashion & Accessories	22%	23%	(77	)bps	24%	21%	330	bps
Total	100%	100%			100%	100%

(a)	For the three-month periods and year-to-date periods ended October 29, 2022 and October 30, 2021, period-over-period comparison of the key operating metrics above are impacted by the addition of 1-2-3.tv in the three-month period and year-to-date period ended October 29, 2022, particularly the ASP metric because 1-2-3.tv’s ASP is below $25.

Liquidity and Capital Resources:

As of October 29, 2022, total unrestricted cash was $9.1 million. We expect to complete the sale-leaseback transaction for estimated gross proceeds of $48 million in Q4. We plan to use our net operating loss carryforwards to offset the taxable gain and our planned uses of proceeds are to reduce debt and increase working capital.

Outlook:

For the fourth quarter 2022, we expect the holiday season to be challenging and promotional. Accordingly, we anticipate reporting net sales of approximately $177 million, which is a 9% decline over the same prior year period. We anticipate reporting adjusted EBITDA of approximately $16 million, which is a 6% increase over the same prior year period. We continue to expect positive quarterly earnings per share in Q4 2022.

For the full-year 2022, we anticipate reporting revenue of approximately $588 million, which is a 7% increase compared to full year 2021. We expect to report full year adjusted EBITDA of $39 million, a 7% decline compared to prior year.

A reconciliation of adjusted EBITDA is not available on a forward-looking basis without unreasonable efforts because we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant items, including mergers and acquisitions, other transactions, settlements, integration activities, customer concessions, restructuring activities, and certain tax related events. These items are uncertain, depend on various factors and could have a material impact on earnings and cash flow measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”) for the applicable future period.

Conference Call:

Q3 2022 Earnings Conference Call: As announced on November 4, 2022, our Q3 earnings conference call and webcast is scheduled for later this morning:

•	Date: Tuesday, November 22, 2022

•	Time: 8:30 a.m. Eastern time (7:30 a.m. Central time)

•	U.S. dial-in number: 1-877-407-9039

•	International dial-in number: 1-201-689-8470

•	Conference ID: 1373 4238

•	Webcast link: iMedia Brands 3Q earnings webcast

The conference call and webcast will be broadcast live and available for replay via the investor relations section of the iMedia Brands website at www.imediabrands.com. A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through December 6, 2022.

•	Toll-free replay number: 1-844-512-2921

•	International replay number: 1-412-317-6671

•	Replay ID: 1373 4238

About iMedia Brands, Inc.

iMedia Brands, Inc. (NASDAQ: IMBI, IMBIL) is a global media company capitalizing on the convergence of entertainment, ecommerce, and advertising. The Company owns and operates four television networks, ShopHQ, 1-2-3.tv, ShopBulldogTV and ShopHQHealth. It’s flagship television network, ShopHQ is nationally distributed in the U.S. to over 90 million homes via its affiliation agreements with cable, satellite, and broadcast platforms, and it reaches additional viewers through its social platforms and its OTT Apps available on Roku, Apple TV, Amazon Fire and Samsung Smart-televisions.

iMedia’s common stock is traded on the NASDAQ Global Market stock exchange under the ticker IMBI. iMedia’s 8.5% bonds are also publicly traded on the NASDAQ Global Market under the ticker IMBIL and pay holders 8.5% interest quarterly in arrears on March 31, June 30, September 30, and December 31.

Investors:

Ken Cooper

kcooper@imediabrands.com

(952) 943-6119

Media:

press@imediabrands.com

(952) 943-6125

iMEDIA BRANDS INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	October 29,	January 29,
	2022	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$9,071	$11,295
Restricted Cash	1,500	1,893
Accounts receivable, net	55,351	78,947
Inventories	119,687	116,256
Current portion of television broadcast rights, net	21,016	27,521
Prepaid expenses and other	11,424	18,340
Total current assets	218,049	254,252
Property and equipment, net	46,910	48,225
Television broadcast rights, net	62,090	74,821
Goodwill	89,323	99,050
Intangible assets, net	26,293	27,940
Other assets	19,379	18,359
TOTAL ASSETS	$462,044	$522,647
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,168	$89,046
Accrued liabilities	37,144	44,388
Current portion of television broadcast rights obligations	30,296	31,921
Current portion of long-term debt	7,100	14,031
Current portion of operating lease liabilities	2,346	2,331
Deferred revenue	121	427
Total current liabilities	164,175	182,144
Long term broadcast rights liability	63,566	81,268
Long-term debt, net	186,399	176,432
Long-term operating lease liabilities	3,354	5,169
Deferred tax liability	5,183	5,285
Other long term liabilities	2,741	2,986
Total liabilities	425,418	453,284
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 per share par value, 400,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 per share par value, 49,600,000 and 29,600,000 shares authorized as of October 29, 2022 and January 29, 2022; 28,916,847 and 21,571,387 shares issued and outstanding as of October 29, 2022 and January 29, 2022	256	216
Additional paid-in capital	561,710	538,627
Accumulated deficit	(515,347)	(469,463)
Accumulated Other Comprehensive Income/(loss)	(9,993)	(2,429)
Total shareholders’ equity	36,626	66,951
Equity of the non-controlling interest	—	2,412
Total equity	36,626	69,363
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$462,044	$522,647

 iMEDIA BRANDS, INC.

 AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

 (In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Nine-Month Periods Ended
	October 29,	October 30,	October 29,	October 30,
	2022	2021	2022	2021
Net sales	$123,264	$130,681	$411,042	$357,325
Cost of sales	71,754	76,260	249,782	208,911
Gross profit	51,510	54,421	161,260	148,414
Gross Profit %	41.8%	41.6%	39.2%	41.5%
Operating expense:
Distribution and selling	35,261	39,302	115,150	108,907
General and administrative	21,185	10,746	44,818	24,569
Depreciation and amortization	8,778	9,741	27,421	24,727
Restructuring costs	1,551	634	4,490	634
Total operating expense	66,775	60,423	191,879	158,837
Operating loss	(15,265)	(6,002)	(30,619)	(10,423)

Other income (expense):
Interest income and other	20	85	230	124
Interest expense	(6,038)	(3,551)	(15,931)	(6,245)
Change in fair value of warrant liability	-	-	1,937	-
Loss on divestiture	-	-	(985)	-
Loss on debt extinguishment	-	(9)	(884)	(663)
Total other expense	(6,018)	(3,475)	(15,633)	(6,784)

Loss before income taxes	(21,283)	(9,477)	(46,252)	(17,207)

Income tax (provision) benefit	(15)	(15)	(47)	(45)

Net loss	(21,298)	(9,492)	(46,299)	(17,252)

Less: Net loss attributable to non-controlling interest	-	-	(415)	(282)

Net loss attributable to shareholders	$(21,298)	$(9,492)	$(45,884)	$(16,970)

Net loss per common share	$(0.72)	$(0.44)	$(1.77)	$(0.91)

Net loss per common share
---assuming dilution	$(0.72)	$(0.44)	$(1.77)	$(0.91)

Weighted average number of common shares outstanding:
Basic	29,415,680	21,503,340	25,932,294	18,710,658
Diluted	29,415,680	21,503,340	25,932,294	18,710,658

IMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	For the Three-Month Period Ended October 29, 2022				For the Three-Month Period Ended October 30, 2021
			Media				Media
		Consumer	Commerce			Consumer	Commerce
	Entertainment	Brands	Services	Consolidated	Entertainment	Brands	Services	Consolidated
Net Loss				$(21,298)				$(9,492)
Adjustments:
Television Broadcast Rights Amortization				6,617				7,926
Depreciation and Amortization, other				2,999				2,751
Interest, net				6,018				3,466
Tax				15				15
EBITDA (as defined)	$(9,828)	$1,913	$2,266	$(5,649)	$3,516	$554	$596	$4,666

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$(9,828)	$1,913	$2,266	$(5,649)	$3,516	$554	$596	$4,666
Adjustments:								-
Transaction, Settlement and Integration costs, net (a)	10,824	887	82	11,793	2,205	256	1,374	3,835
Non-Cash Share-Based Compensation	952	-	-	952	949	-	-	949
Loss on Debt Extinguishment	-	-	-	-	9	-	-	9
Restructuring Costs	1,341	-	210	1,551	626	8	-	634
Adjusted EBITDA	$3,289	$2,800	$2,558	$8,647	$7,305	$818	$1,970	$10,093

	For the Nine-Month Period Ended October 29, 2022				For the Nine-Month Period Ended October 30, 2021
			Media				Media
		Consumer	Commerce			Consumer	Commerce
	Entertainment	Brands	Services	Consolidated	Entertainment	Brands	Services	Consolidated
Net Loss				$(45,884)				$(16,970)
Adjustments:
Television Broadcast Rights Amortization				19,689				19,121
Depreciation and Amortization, other				10,358				8,444
Interest, net				15,701				6,121
Loss on divestiture				985				-
Change in fair value of warrant liability				(1,937)				-
Tax				47				45
EBITDA (as defined)	$(13,269)	$7,264	$4,964	$(1,041)	$14,492	$1,675	$594	$16,761

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$(13,269)	$7,264	$4,964	$(1,041)	$14,492	$1,675	$594	$16,761
Adjustments:								-
Transaction, Settlement and Integration costs, net (a)	12,671	731	1,503	14,905	2,370	2,013	1,374	5,757
Non-Cash Share-Based Compensation	3,061	-	-	3,061	2,385	-	-	2,385
Loss on Debt Extinguishment	884	-	-	884	663	-	-	663
Other	618	-	-	618
Restructuring Costs	4,280	-	210	4,490	626	8	-	634
One Time Customer Adjustment	-	-	-	-	341	-	-	341
Adjusted EBITDA	$8,245	$7,995	$6,677	$22,917	$20,877	$3,696	$1,968	$26,541

(a)	Transaction, settlement and integration costs for the three-month and year-to-date periods ended October 29, 2022, includes Shaq licensing contract separation costs, transaction and integration costs related to 1-2-3.tv, iMDS and Christopher & Banks transactions. Transaction, settlement and integration costs for the three-month and year-to-date periods ended and October 30, 2021, includes transaction and integration costs related to 1-2-3.tv, iMDS and Christopher & Banks transactions.

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; one-time customer concessions; restructuring costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; rebranding costs; and non-cash share-based compensation expense. The Company has included the “adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its segments and in order to maintain comparability to its analyst's coverage and financial guidance, when given. Management believes that the adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. EBITDA and adjusted EBITDA are both non-GAAP measures and should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding the anticipated closing of the sale-leaseback transaction, the value to be received by the Company in connection with the sale-leaseback transaction, the timing to close on the sale-leaseback transaction and the Company's use of proceeds related thereto, the Company's new DISH Network agreement, the Company's expected performance for the remainder of 2022, and the Company's belief about the state of consumer demand are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward looking-statements contain these words. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce Company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; the Company’s ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; logistics costs including the price of gasoline and transportation; and the risks described from time to time in the Company’s reports filed with the SEC, including, but not limited to, the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.